UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 30, 2023, Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”). The matters voted upon at the Special Meeting and the preliminary results of those votes, as informed by the inspector of elections of the Special Meeting, were as follows:

Proposal 1

Proposal to approve, as is required by the applicable rules and regulations of the Nasdaq Stock Market, transactions involving Tranche C and D notes and warrants of the Company issued or to be issued to FF Simplicity Ventures LLC, Senyun International Limited, Acuitas Capital, LLC, RAAJJ Trading LLC and/or their affiliates as contemplated by Amendment No. 6 to the Securities Purchase Agreement, dated August 14, 2022, as amended on September 23, 2022, September 25, 2022, October 24, 2022, November 8, 2022, December 28, 2022, January 25, 2023, and February 3, 2023, among the Company, FF Simplicity Ventures LLC, and the purchasers party thereto, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock in respect of such notes and warrants.

For	Against	Abstain	Broker Non-Votes
262,439,110	3,288,001	195,203	141,339,238

Proposal 2

Proposal to ratify the selection of Mazars USA LLP as the independent registered public accounting firm of the Company for the year ended December 31, 2022.

For	Against	Abstain	Broker Non-Votes
406,897,784	1,236,190	127,578	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: March 30, 2023	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer

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